As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Electric Company	GE Capital Funding, LLC

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

3724 (Primary Standard Industrial Classification Code Number)	6159 (Primary Standard Industrial Classification Code Number)

14-0689340 (I.R.S. Employer Identification Number)	85-0920638 (I.R.S. Employer Identification Number)

5 Necco Street Boston, Massachusetts 02210 (617) 443-3000	901 Main Avenue Norwalk, Connecticut 06801 (617) 443-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Christoph A. Pereira
Vice President, Chief Risk Officer and Chief Corporate Counsel
5 Necco Street
Boston, Massachusetts 02210
(617) 443-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens, Esq.

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
3.450% Notes due 2025	$1,350,000,000	100%	$1,350,000,000	$147,285.00
4.050% Notes due 2027	$1,000,000,000	100%	$1,000,000,000	$109,100.00
4.400% Notes due 2030	$2,900,000,000	100%	$2,900,000,000	$316,390.00
4.550% Notes due 2032	$750,000,000	100%	$750,000,000	$81,825.00
Guarantees of 3.450% Notes due 2025	—	—	—	— (2)
Guarantees of 4.050% Notes due 2027	—	—	—	— (2)
Guarantees of 4.400% Notes due 2030	—	—	—	— (2)
Guarantees of 4.550% Notes due 2032	—	—	—	— (2)
Total	$6,000,000,000		$6,000,000,000	$654,600.00
(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is due for guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 12, 2021

PROSPECTUS

GE CAPITAL FUNDING, LLC
Offer to Exchange
All Outstanding

$1,350,000,000 3.450% Notes due 2025
$1,000,000,000 4.050% Notes due 2027
$2,900,000,000 4.400% Notes due 2030
$750,000,000 4.550% Notes due 2032

Fully and unconditionally guaranteed by
GENERAL ELECTRIC COMPANY

For Newly Issued and Registered

$1,350,000,000 3.450% Notes due 2025
$1,000,000,000 4.050% Notes due 2027
$2,900,000,000 4.400% Notes due 2030
$750,000,000 4.550% Notes due 2032

Fully and unconditionally guaranteed by
GENERAL ELECTRIC COMPANY

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”) and the related letter of transmittal (as it may be supplemented and amended from time to time, the “letter of transmittal”), we are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following series issued by GE Capital Funding, LLC (“GE Capital Funding” or the “Issuer”) and fully and unconditionally guaranteed by General Electric Company (“GE” or the “Guarantor”) for newly issued and registered notes to be issued by GE Capital Funding and fully and unconditionally guaranteed by GE as described in the table below.

CUSIP Nos.	Series of notes to be exchanged (the “outstanding notes”)	Aggregate Principal Amount	Series of notes to be issued (the “exchange notes”)
36166N AA1/U3701N AA0	3.450% Notes due 2025	$1,350,000,000	3.450% Notes due 2025
36166N AD5/U3701N AD4	4.050% Notes due 2027	$1,000,000,000	4.050% Notes due 2027
36166N AB9/U3701N AB8	4.400% Notes due 2030	$2,900,000,000	4.400% Notes due 2030
36166N AC7/U3701N AC6	4.550% Notes due 2032	$750,000,000	4.550% Notes due 2032

This exchange offer will expire at 5:00 p.m., New York City time,

on  , 2021, unless extended.

We are offering to exchange any and all of GE Capital Funding’s 3.450% Notes due 2025 (CUSIP Nos. 36166N AA1 / U3701N AA0), issued on May 18, 2020 (the “2025 outstanding notes”), 4.050% Notes due 2027 (CUSIP Nos. 36166N AD5 / U3701N AD4), issued on May 18, 2020 (the “2027 outstanding notes”), 4.400% Notes due 2030 (CUSIP Nos. 36166N AB9 / U3701N AB8), issued on May 18, 2020 and June 15, 2020 (the “2030 outstanding notes”), respectively, and 4.550% Notes due 2032 (CUSIP Nos. 36166N AC7 / U3701N AC6), issued on May 18, 2020 (the “2032 outstanding notes” and together with the 2025 outstanding notes, the 2027 outstanding notes and the 2030 outstanding notes, the “outstanding notes”), for GE Capital Funding’s 3.450% Notes due 2025 (the “2025 exchange notes”), 4.050% Notes due 2027 (the “2027 exchange notes”), 4.400% Notes due 2030 (the “2030 exchange notes”) and 4.550% Notes due 2032 (the “2032 exchange notes” and together with the 2025 exchange notes, the 2027 exchange notes and the 2030 exchange notes, the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2025 outstanding notes together with the 2025 exchange notes are referred to as the “2025 notes,” the 2027 outstanding notes together with the 2027 exchange notes are referred to as the “2027 notes,” the 2030 outstanding notes together with the 2030 exchange notes are referred to as the “2030 notes” and the 2032 outstanding notes together with the 2032 exchange notes are referred to as the “2032 notes.” The outstanding notes are, and the exchange notes will be, fully and unconditionally guaranteed (the “guarantee”) by GE. The term “notes” refers to both the outstanding notes and the exchange notes. We refer to the offer to exchange the exchange notes for the outstanding notes as the “exchange offer” in this prospectus.

The Exchange Notes:

•

The terms of the registered exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the transfer restrictions, restrictive legends, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

•	We are offering the exchange notes pursuant to registration rights agreements that we entered into in connection with the issuance of the outstanding notes.

•

The 2025 exchange notes will bear interest at an annual rate of 3.450%, the 2027 exchange notes will bear interest at an annual rate of 4.050%, the 2030 exchange notes will bear interest at an annual rate of 4.400% and the 2032 exchange notes will bear interest at an annual rate of 4.550%, in each case, payable semi-annually in arrears on May 15 and November 15 of each year.

Material Terms of the Exchange Offer:

•	THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON , 2021, UNLESS EXTENDED.

•	Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the exchange notes.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•

The exchange offer is not subject to any minimum aggregate tender condition, but is subject to customary conditions. You may tender outstanding notes for exchange notes in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $200,000.

•	The exchange of the exchange notes for outstanding notes is not expected to be a taxable exchange for U.S. federal income tax purposes.

•

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange.

This investment involves risks. Before participating in the exchange offer, please see the sections entitled “Risk Factors” beginning on page 14 of this prospectus and in GE’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus, for a discussion of the risks that you should consider in connection with your investment in the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2021

We have not authorized anyone to provide you with any information or to make representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus. We are not making an offer to sell or soliciting an offer to buy any of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “we,” “us,” “our,” “GE” and “General Electric” refer to General Electric Company and its subsidiaries, unless otherwise stated or the context otherwise requires. References to “GE Capital” refer to GE Capital Global Holdings, LLC and its subsidiaries, including the Issuer. References to the “Issuer” are to GE Capital Funding, LLC. References to the “Guarantor” are to General Electric Company, excluding its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

GE files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange. Information about us, including our SEC filings, is also available at our Internet site at https://www.ge.com. However, the information on our Internet site is not a part of this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain documents GE has filed with the SEC, which means that we can disclose important information to you by referring you to those documents. In addition, later information that GE files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings that GE may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

GE’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 12, 2021 (including the portions of GE’s proxy statement on Schedule 14A incorporated by reference therein); and

•	GE’s Current Report on Form 8-K/A, filed with the SEC on February 12, 2021.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

General Electric Company
5 Necco Street
Boston, Massachusetts 02210
Attn: Corporate Investor Communications
(617) 443-3000

In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the exchange offer. Copies of these filings are also available without charge on our Internet site at www.ge.com. The contents of our Internet site have not been incorporated into and do not form a part of this prospectus.

FORWARD-LOOKING STATEMENTS

GE’s public communications and SEC filings may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; macroeconomic and market conditions and volatility; planned and potential business or asset dispositions; our de-leveraging plans, including leverage ratios and targets, the timing and nature of actions to reduce indebtedness and our credit ratings and outlooks; GE’s and GE Capital’s funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; or tax rates.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•	the continuing severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic, of businesses’ and governments’ responses to the pandemic and of individual factors such as aviation passenger confidence on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains;

•

the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives;

•

changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets (including our equity ownership position in Baker Hughes), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our financial position and businesses;

•	our de-leveraging and capital allocation plans, including with respect to actions to reduce our indebtedness, the timing and amount of GE dividends, organic investments, and other priorities;

•

further downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our liquidity, funding profile, costs and competitive position;

•	GE’s liquidity and the amount and timing of our GE Industrial cash flows and earnings, which may be impacted by customer, supplier, competitive, contractual and other dynamics and conditions;

•

GE Capital’s capital and liquidity needs, including in connection with GE Capital’s run-off insurance operations and discontinued operations, the amount and timing of required capital contributions to the insurance operations and any strategic actions that we may pursue; the impact of conditions in the financial and credit markets on GE Capital’s ability to sell financial assets; the availability and cost of funding; and GE Capital’s exposure to particular counterparties and markets, including through our GE Capital Aviation Services (GECAS) aircraft leasing business to the aviation sector and adverse impacts related to COVID-19;

•

our success in executing and completing asset dispositions or other transactions, including our plan to exit our equity ownership position in Baker Hughes, the timing of closing for such transactions and the expected proceeds and benefits to GE;

•

global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses’ global supply chains and strategies;

•

market developments or customer actions that may affect levels of demand and the financial performance of the major industries and customers we serve, such as secular, cyclical and competitive pressures in our Power business, pricing and other pressures in the renewable energy market, levels of demand for air travel and other dynamics related to the COVID-19 pandemic, conditions in key geographic markets and other shifts in the competitive landscape for our products and services;

•	operational execution by our businesses, including the operations and execution of our Power and Renewable Energy businesses, and the performance of our Aviation business;

•	changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation related to climate change, and the effects of tax law changes;

•	our decisions about investments in new products, services and platforms, and our ability to launch new products in a cost-effective manner;

•	our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of Alstom and other investigative and legal proceedings;

•	the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects;

•	the impact of potential information technology, cybersecurity or data security breaches at GE or third parties; and

•

the other factors that are described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, as such descriptions may be updated or amended in any future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This prospectus includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision.

About General Electric Company

GE is a high-tech industrial company that operates worldwide through its four industrial segments, Power, Renewable Energy, Aviation and Healthcare, and its financial services segment, Capital. We serve customers in over 170 countries. Manufacturing and service operations are carried out at 82 manufacturing plants located in 28 states in the United States and Puerto Rico and at 149 manufacturing plants located in 34 other countries.

GE’s address is 1 River Road, Schenectady, NY 12345-6999; we also maintain executive offices at 5 Necco Street, Boston, MA 02210. General Electric Company is incorporated in New York State.

GE Capital Funding, LLC

GE Capital Funding, LLC is a finance subsidiary of GE Capital Global Holdings, LLC (“GE Capital”) and has no independent assets or operations. GE Capital is a subsidiary of General Electric Company. GE Capital Funding, LLC was formed as a limited liability company in the State of Delaware on April 24, 2020. Its registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. GE Capital Funding, LLC maintains executive offices at 901 Main Avenue, Norwalk, CT 06801.

The Exchange Offer

The summary below describes the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections of this prospectus entitled “The Exchange Offer” and “Description of the Notes” contain a more detailed description of the terms and conditions of the exchange offer and the notes.

The Exchange Offer=

We are hereby offering to exchange, upon the terms and conditions in this prospectus and the related letter of transmittal, any and all outstanding notes for a like principal amount and like denomination of registered exchange notes of the same series. We are offering to issue these registered exchange notes to satisfy our obligations under registration rights agreements that we entered into with the initial purchasers of the outstanding notes on May 18, 2020 and June 15, 2020.

The terms of the exchange notes and the outstanding notes are substantially identical, except that the provisions for transfer restrictions, restrictive legends, registration rights and rights to Additional Interest (as defined below) applicable to the outstanding notes will not apply to the exchange notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $200,000. For a description of the procedures for tendering the outstanding notes, see “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer. Upon expiration of the exchange offer, your rights under the registration rights agreements pertaining to the outstanding notes will terminate, except under limited circumstances.

Exchange Notes Offered	$1,350,000,000 aggregate principal amount of 3.450% Notes due 2025.

$1,000,000,000 aggregate principal amount of 4.050% Notes due 2027.

$2,900,000,000 aggregate principal amount of 4.400% Notes due 2030.

$750,000,000 aggregate principal amount of 4.550% Notes due 2032.

Expiration Time

The exchange offer will expire at 5:00 p.m., New York City time, on  , 2021, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions (see “The Exchange Offer — Conditions to the Exchange Offer”), some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

How to Tender Outstanding Notes for Exchange

You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company’s (“DTC”) Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

•

complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver prior to the expiration time the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under “The Exchange Offer — The Exchange Agent”; or

•

arrange for DTC to transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent’s account at DTC.

Special Procedures for Beneficial Owners

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

Withdrawal of Tenders

You may withdraw your tender of outstanding notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer — Withdrawal Rights.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your outstanding notes by the expiration time in order to participate in the exchange offer.

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly upon expiration of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Registration Rights Agreements

We are making the exchange offer pursuant to the registration rights agreements that we entered into on May 18, 2020 and June 15, 2020 with the initial purchasers of the outstanding notes. As a result of making and consummating this exchange offer, we will have fulfilled our obligations under the registration rights agreements with respect to the registration of securities, subject to certain limited exceptions. If you do not tender your outstanding notes in the exchange offer, you will not have any further registration rights under the registration rights agreements or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

	•	you are not an “affiliate” of ours;

	•	the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

	•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

	•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

•

if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See “The Exchange Offer — Consequences of Exchanging Outstanding Notes.”

Consequences of Failure to Exchange Your Outstanding Notes

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the legend on the outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. Accordingly, the trading market for your untendered outstanding notes could be adversely affected.

Exchange Agent	The exchange agent for the exchange offer is The Bank of New York Mellon. For additional information, see “The Exchange Offer — The Exchange Agent” and the accompanying letter of transmittal.

Certain Federal Income Tax Considerations

The exchange of your outstanding notes for exchange notes is not expected to be a taxable exchange for U.S. federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as to the tax consequences of the ownership and disposition of the exchange notes. For additional information, see “Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Notes

The terms of the exchange notes are substantially identical to the outstanding notes, except that the provisions for transfer restrictions, restrictive legends, registration rights and Additional Interest applicable to the outstanding notes will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section “Description of the Notes” in this prospectus.

Issuer	GE Capital Funding, LLC, a Delaware limited liability company and finance subsidiary of GE Capital.

Guarantees

The Issuer’s obligations pursuant to the Indenture, dated May 18, 2020 (the “Indenture”), between the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), and to each series of notes will be fully, irrevocably and unconditionally guaranteed, on a senior unsecured basis, by General Electric Company as described in “Description of the Notes—Guarantees.”

Securities Offered	$1,350,000,000 3.450% Notes due 2025.

$1,000,000,000 4.050% Notes due 2027.

$2,900,000,000 4.400% Notes due 2030.

$750,000,000 4.550% Notes due 2032.

Maturity Date	The 2025 exchange notes will mature on May 15, 2025.

The 2027 exchange notes will mature on May 15, 2027.

The 2030 exchange notes will mature on May 15, 2030.

The 2032 exchange notes will mature on May 15, 2032.

Interest Payment Dates	Interest on the exchange notes will be paid semi-annually on May 15 and November 15 of each year.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date of the exchange offer. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date of the exchange offer on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Interest Rate	3.450% per annum, for the 2025 exchange notes.

4.050% per annum, for the 2027 exchange notes.

4.400% per annum, for the 2030 exchange notes.

4.550% per annum, for the 2032 exchange notes.

Optional Redemption

The Issuer may redeem the exchange notes of each series at any time and from time to time prior to April 15, 2025 (in the case of the 2025 exchange notes), March 15, 2027 (in the case of the 2027 exchange notes), February 15, 2030 (in the case of the 2030 exchange notes) and February 15, 2032 (in the case of the 2032 exchange notes), as a whole or in part, at our option, at the applicable redemption prices described in “Description of the Notes — Optional Redemption.”

Notwithstanding the immediately preceding paragraph, the Issuer may redeem all or a portion of the exchange notes of each series at our option at any time and from time to time on or after April 15, 2025 (in the case of the 2025 exchange notes), March 15, 2027 (in the case of the 2027 exchange notes), February 15, 2030 (in the case of the 2030 exchange notes) and February 15, 2032 (in the case of the 2032 exchange notes), at a redemption price equal to 100% of the principal amount of such exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the redemption date.

Ranking	The exchange notes will be unsecured obligations of the Issuer and will rank equally with any future unsecured and unsubordinated indebtedness of the Issuer.

The guarantees will be senior unsecured obligations of the Guarantor and will:

• rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness;

• rank senior in right of payment to any existing and future indebtedness of the Guarantor that is subordinated in right of payment to its guarantees of the exchange notes;

• be effectively subordinated in right of payment to any and all existing and future secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and any other liabilities and preferred stock of Guarantor’s subsidiaries to the extent of the value of the assets of those subsidiaries (other than, with respect to the Issuer, the exchange notes).

Denominations	The exchange notes will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	The exchange notes will be issued only in fully registered, book-entry form. One or more global notes will be deposited with or on behalf of DTC.

Absence of Active Market	The exchange notes are new securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes.

Additional Issues

The Issuer may from time to time, without notice to or the consent of the holders of any series of notes, create and issue additional notes of such series ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes; provided that, if such additional notes are not fungible for U.S. federal income tax purposes with the notes of the applicable series, such additional notes will have a different CUSIP, ISIN and/or any other identifying number. Any such additional notes will have the same terms as to status, redemption or otherwise as the applicable series of notes.

Governing Law	The exchange notes, the guarantees and the Indenture will be governed by New York law.

Listing	The exchange notes will not be listed on any securities exchange.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. See “Use of Proceeds.”

Risk Factors	Investment in the exchange notes involves risks. See “Risk Factors” for more information.

RISK FACTORS

Investing in the exchange notes involves risks. You should carefully consider the risks described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020, as such description may be updated or amended in any future reports we file with the SEC, as well as the other information contained or incorporated by reference in this prospectus before making a decision to invest in the exchange notes. See “Where You Can Find More Information” above.

Risks Related to the Issuer and the Guarantor

The Issuer has no operating history, cash flow or assets of its own.

The Issuer is a finance subsidiary and has no independent assets or operations. The Issuer intends to fund payment on the notes through intercompany lending or other arrangements. None of our direct and indirect subsidiaries (other than the Issuer) are obligated under the Indenture to make funds available to the Issuer or the Guarantor for payment on the notes or the guarantees, respectively.

Risks Related to the Exchange Offer and the Notes

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

There is no existing public market for the outstanding notes or the exchange notes. The liquidity of any trading market in the exchange notes, and the market prices quoted for the exchange notes, may be adversely affected by changes in the overall market for these types of securities, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that you will be able to sell the exchange notes or that, if you can sell your exchange notes, you will be able to sell them at an acceptable price.

You may have difficulty selling any outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the Indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not currently intend to register the outstanding notes under the Securities Act or any state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange Outstanding Notes” for a discussion of additional consequences of failing to exchange your outstanding notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive outstanding notes in like original principal amount. All outstanding notes received in the exchange offer will be cancelled. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements executed in connection with the sale of the outstanding notes.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

This exchange offer is being made pursuant to the registration rights agreements we entered into with the initial purchasers of the outstanding notes on May 18, 2020 and June 15, 2020. Under the registration rights agreements, we agreed, among other things, to:

•

file a registration statement (to which this prospectus forms part) with the SEC, with respect to a registered offer to exchange the outstanding notes for the exchange notes, which will be fully registered under the Securities Act;

•

use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act not later than 330 days after the original issue date of the outstanding notes; and

•	use commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 30 days after the effectiveness of the registration statement.

We further agreed that, in the event, that prior to the completion of the exchange offer, the existing SEC staff interpretations are changed such that the exchange notes would not in general be freely transferable at the consummation of the exchange offer, we will, at our cost, no later than 330 days after the original issue date of the outstanding notes file a registration statement under the Securities Act covering continuous resales of the outstanding notes (the “shelf registration statement”). We will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC no later than 30 days after the shelf registration statement is filed and to keep the shelf registration statement effective until the second anniversary of the original issue date of the outstanding notes, or, if earlier, until all of the notes covered by the shelf registration statement are sold thereunder or can be sold without registration.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom the shelf registration was filed, copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the outstanding notes. A holder selling outstanding notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to applicable civil liability provisions under the Securities Act in connection with sales of that kind and will be bound by the provisions of the applicable registration rights agreement which are applicable to that holder (including certain indemnification obligations). Holders of the outstanding notes will be required to deliver certain information to be used in connection with the shelf registration statement in order to have their outstanding notes included in the shelf registration statement.

Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

If:

•	we fail to complete the exchange offer of the outstanding notes for exchange notes within 360 days of the date the outstanding notes were first issued;

•	a shelf registration statement is required to be filed and is not effective within 360 days of the date the outstanding notes were first issued; or

•

any registration statement required by the relevant registration rights agreement is filed and declared effective but is withdrawn by us or ceases to be effective or usable at any time during the required effectiveness period, except as permitted by the relevant registration rights agreement (each event referred to in this and the foregoing clauses, a “registration default”), then additional interest (“Additional Interest”) will accrue on the principal amount of outstanding notes that have not been exchanged or disposed of pursuant to an effective registration statement, from and including the date on which such registration default shall occur to the date on which all registration defaults have been cured. Additional Interest will accrue at a rate of 0.25%

per annum during the 90-day period immediately following the occurrence of the registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the rate exceed 0.50% per annum.

The summary of the registration rights agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreements. A copy of each registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used but not defined in this section have the respective meanings set forth in the registration rights agreements.

Terms of the Exchange Offer; Expiration Time

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on  , 2021, or such later date and time to which we, in our sole discretion, extend the exchange offer.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration time;

•	if any of the conditions set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

•	to amend the exchange offer in any manner.

We will give notice of any extension, non-acceptance, termination or amendment as promptly as practicable by public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

How to Tender Outstanding Notes for Exchange

Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, at or prior to the expiration time:

•

transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to The Bank of New York Mellon, the exchange agent, at the address set forth below under the heading “—The Exchange Agent”; or

•

if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent’s message must be transmitted by DTC to the exchange agent at the address set forth below under the heading “—The Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent’s account at DTC, along with the agent’s message.

The term “agent’s message” means a message that:

•	is transmitted by DTC;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•

states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

The method of delivery of the outstanding notes, the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•	by a holder of outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•

for the account of an eligible institution. The term “eligible institution” means an institution that is a member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, for example, the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program. An eligible institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States or certain other eligible guarantors.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note not validly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

•	waive any defects or irregularities or conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our determinations under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message. The letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” at or prior to the expiration time of the exchange offer.

No Guaranteed Delivery Procedures

No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your outstanding notes by the expiration time in order to participate in the exchange offer.

Withdrawal Rights

You may withdraw tenders of your outstanding notes at any time prior to the expiration time.

For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under “—The Exchange Agent,” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•

where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

•

bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under “—How to Tender Outstanding Notes for Exchange” above at any time at or prior to the expiration time.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration of the exchange offer we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. Promptly following the expiration of the exchange offer, we will issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date of the exchange offer. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. However, if any interest payment occurs prior to the settlement date of the exchange offer on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of outstanding notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $200,000. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that could reasonably be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•

any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the Indenture governing the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

any law, rule or regulation is enacted, adopted, proposed or interpreted that could reasonably be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable exchange notes in the exchange offer. See “—Consequences of Failure to Exchange Outstanding Notes”;

•

any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•

any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•

we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

For accounting purposes, we will not recognize a gain or loss upon the issuance of the exchange notes for outstanding notes.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•	SEC registration fees;

•	fees and expenses of the exchange agent and Trustee;

•	our accounting and legal fees;

•	printing fees; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

We have appointed The Bank of New York Mellon as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses set forth below. Questions and requests for assistance respecting the procedures for tendering or withdrawing tenders of outstanding notes and requests for additional copies of this prospectus or of the letter of transmittal should also be directed to the exchange agent at its address below:

The Bank of New York Mellon, as Exchange Agent
c/o BNY Mellon
Corporate Trust Operations- Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Tiffany Castor
Tel: 315-414-3034
Fax: 732-667-9408
E-mail: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of Failure to Exchange Outstanding Notes

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the Indenture governing the notes and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the Indenture.

Consequences of Exchanging Outstanding Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 promulgated under the Securities Act;

•	the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder’s business;

•

neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

•	if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and that:

•	such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.

The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

DESCRIPTION OF THE NOTES

For purposes of this “Description of the Notes,” references to the term “GE” are to General Electric Company only, and not its consolidated subsidiaries, and references to “we” (and similar terms) are to the Issuer only.

General

The outstanding notes were issued under, and the exchange notes will be issued under, the Indenture. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Under the Indenture, the outstanding notes and the corresponding exchange notes offered hereby will constitute a single series of notes. Generally, under the Indenture, each series will be treated as a single class of notes for purposes of (i) voting and consenting to amendments, as they relate to such series, (ii) providing notices of default and taking action to accelerate the notes of such series, and (iii) directing the Trustee in exercising any remedies in respect of an Event of Default and taking actions to waive any Event of Default, as they relate to such series. See “Events of Default,” “Other Terms Applicable to the Notes” and “Supplemental Indentures Requiring Consent of Holders.” For purposes of this description, unless the context otherwise requires, references to the notes of a series include the outstanding notes of that series, the exchange notes of that series offered hereby, and any additional notes of that series offered under the Indenture.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the exchange notes. Copies of the Indenture and the registration rights agreements are available as set forth above under “Where You Can Find More Information” and are filed as exhibits to this prospectus.

We will issue up to a total of $1,350,000,000 aggregate principal amount of the 2025 exchange notes, $1,000,000,000 aggregate principal amount of the 2027 exchange notes, $2,900,000,000 aggregate principal amount of the 2030 exchange notes and $750,000,000 aggregate principal amount of the 2032 exchange notes.

The exchange notes will be unsecured and will rank equally with the Issuer’s other unsecured and unsubordinated indebtedness. The guarantees, as described under “—Guarantees” below, will be unsecured obligations of the Guarantor and will rank equally in right of payment with all the Guarantor’s other existing and future senior unsecured debt.

The exchange notes will be redeemable at our option at the prices described under “—Optional Redemption” below.

The exchange notes will be issued only in fully registered, book-entry form, in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

By “business day” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York, United States.

Ranking

The exchange notes will be unsecured obligations of the Issuer and will rank equally with any future unsecured and unsubordinated indebtedness of the Issuer. The guarantees of the exchange notes, as described under the caption “Guarantees,” will be unsecured obligations of the Guarantor and will rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness.

A substantial portion of GE’s assets are owned through its subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the exchange notes and the guarantees. None of GE’s other subsidiaries will have any obligations with respect to the exchange notes. Therefore, GE’s rights and the rights of GE’s creditors, including holders of exchange notes, to participate in the assets of any other subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Guarantees

The payment when due of the principal (including premium, if any) of and any interest on the notes and the Issuer’s obligations pursuant to the Indenture and to each series of notes, will be fully, irrevocably and unconditionally guaranteed by the Guarantor.

The guarantees will be senior unsecured obligations of the Guarantor and will:

•	rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness;

•	rank senior in right of payment to any existing and future indebtedness of the Guarantor that is subordinated in right of payment to its guarantees of the notes;

•	be effectively subordinated in right of payment to any and all existing and future secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and any other liabilities and preferred stock of Guarantor’s subsidiaries to the extent of the value of the assets of those subsidiaries (other than, with respect to the Issuer, the notes).

The Guarantor’s obligations will be irrevocable and unconditional, and the Guarantor will waive, to the fullest extent permitted by applicable law, among other things, all defenses or benefits that may be afforded by applicable law limiting the liability of or exonerating the Guarantor as a surety.

An event of default under, non-payment of or acceleration of any series of the notes will entitle the holders thereof to exercise their rights and remedies against the Guarantor under the guarantees in the same manner and to the same extent as they have the right to do so against the Issuer under the terms of the Indenture governing such series of notes when and as originally issued (or as amended pursuant to its terms). The holders of the notes are entitled to payment under the applicable guarantee by the Guarantor without taking any action whatsoever against the Issuer. If any principal or interest on any series of notes is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or similar proceeding of or with respect to the Issuer, the Guarantor’s obligations under the guarantees with respect to such payment will be reinstated as though such payment has been due but not made at such time.

Interest and Principal

The exchange notes will bear interest from the most recent interest payment date on which interest has been paid on the corresponding outstanding note at the annual rates stated on the cover of this prospectus. We will pay interest on the exchange notes semi-annually on May 15 and November 15 of each year and on the maturity date of the exchange notes (each, an “interest payment date”), beginning on the first May 15th or November 15th following completion of the exchange offer, to the persons in whose names the exchange notes are registered at the close of business on May 1 and November 1, as the case may be (in each case, whether or not a business day), immediately preceding the related interest payment date; provided, however, that interest payable on the maturity date of the exchange notes or any redemption date of the exchange notes shall be payable to the person to whom the principal of such exchange notes shall be payable. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months. We will make payments of principal, premium, if any, and interest through the Trustee to DTC.

Interest payable on any interest payment date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the most recent interest payment date on which interest has been paid or duly provided for on the corresponding outstanding note, if no interest has been paid or duly provided for with respect to the exchange notes of the applicable series) to, but excluding, such interest payment date, redemption date or maturity date, as the case may be. If any interest payment date falls on a day that is not a business day, the interest payment will be made on the next succeeding day that is a business day, but no additional interest will accrue as a result of the delay in payment. If the maturity date or any redemption date of the exchange notes falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Optional Redemption

The notes of each series will be redeemable at any time and from time to time prior to the applicable Par Call Date, as a whole or in part, at our option, on at least 10 days’, but not more than 60 days’, prior notice delivered to each holder of the notes to be redeemed (or otherwise sent in accordance with the procedures of DTC), at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) on the notes to be redeemed (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 50 basis points (in the case of the 2025 notes), 50 basis points (in the case of the 2027 notes), 50 basis points (in the case of the 2030 notes) and 50 basis points (in the case of the 2032 notes);

plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Notwithstanding the immediately preceding paragraph, we may redeem all or a portion of the notes of each series at our option at any time and from time to time on or after the Par Call Date at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

•

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that such notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes (assuming that such notes matured on the applicable Par Call Date).

•

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

•

“Par Call Date” means (i) April 15, 2025, with respect to the 2025 notes, (ii) March 15, 2027, with respect to the 2027 notes, (iii) February 15, 2030, with respect to the 2030 notes and (iv) February 15, 2032, with respect to the 2032 notes.

•	“Reference Treasury Dealer” means each of BofA Securities, Inc., Citigroup Global Markets Inc., an affiliate of Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC,

Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and a Primary Treasury Dealer (as defined below) selected by SMBC Nikko Securities America, Inc., which are primary U.S. Government securities dealers in The City of New York (a “Primary Treasury Dealer”), and their respective successors plus three other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing or their affiliates ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.

•

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such notes matured on the Par Call Date; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.

•

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated yield to maturity, computed as of the third business day preceding such redemption date, of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Additional Issues

We may from time to time, without notice to or the consent of the holders of any series of notes, create and issue additional notes of such series ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes; provided that, if such additional notes are not fungible for U.S. federal income tax purposes with the notes of the applicable series, such additional notes will have a different CUSIP, ISIN and/or any other identifying number. Any such additional notes will have the same terms as to status, redemption or otherwise as the applicable series of notes.

Consolidation, Merger or Sale

Under the Indenture, GE may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (as defined below), referred to as a “successor person,” unless:

•	the successor person expressly assumes GE’s obligations with respect to its guarantee and the Indenture,

•

immediately after giving effect to the transaction, no event of default under the Indenture shall have occurred and be continuing, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	we have delivered to the Trustee, the certificates, opinions or supplemental agreements required under the Indenture.

•	Under the Indenture, the Issuer may not consolidate with or merge into any person unless:

•	the successor person expressly assumes the Issuer’s obligations with respect to the notes and the Indenture,

•

immediately after giving effect to the transaction, no event of default under the Indenture shall have occurred and be continuing, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	we have delivered to the Trustee, the certificates, opinions or supplemental agreements required under the Indenture.

Upon any such consolidation, merger, conveyance, or transfer (other than a lease) described above, the resulting or acquiring entity will be substituted for the predecessor entity with the same effect as if it had been an original party to such Indenture or guarantees, as applicable. As a result, the successor entity may exercise rights and powers of its predecessor under such Indenture or guarantees, as applicable, and such predecessor will be released from further liabilities and obligations thereunder.

The term “person” is defined in the Indenture to mean any individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization, limited liability company, government or agency or political subdivision thereof or any similar entity.

Events of Default

Each of the following will be an event of default under the Indenture with respect to any series of notes:

•	failure to pay principal or premium, if any, on that series of notes when such principal or premium, if any, becomes due,

•	failure to pay any interest on that series of notes for 30 days after such interest becomes due,

•	failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of notes,

•

a failure to perform by us or the Guarantor, or a breach by us or the Guarantor, in any material respect, of any other covenant or warranty in the Indenture with respect to that series of notes, other than a covenant or warranty included in the Indenture solely for the benefit of another series of notes, for 90 days after either the Trustee has given us or holders of at least 25% in principal amount of the notes that are outstanding of that series have given us and the Trustee written notice of such failure to perform or breach in the manner required by the Indenture, or

•	specified events involving the bankruptcy, insolvency or reorganization involving us or the Guarantor,

•

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the Trustee responsible for the administration of the Indenture receives written notice of the event at its corporate trust office.

An event of default under one series of notes does not necessarily constitute an event of default under any other series of notes. If an event of default for a series of notes occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the notes that are outstanding of that series may declare the principal amount of all the notes of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of notes.

Other Terms Applicable to the Notes

After any declaration of acceleration of a series of notes, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we or the Guarantor have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted,

•	all amounts due to the Trustee under the Indenture, and

•	all events of default with respect to that series of notes, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

If an event of default occurs and is continuing, the Trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. The holders of a majority in principal amount of the outstanding notes of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee for the notes of that series, provided that:

•	the direction is not in conflict with any law or the Indenture,

•	the Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

A holder of a debt security of any series may only pursue a remedy under the Indenture if:

•	the holder gives the Trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the notes that are outstanding of that series make a written request to the Trustee to institute proceedings with respect to such event of default,

•	the holders offer reasonable indemnity to the Trustee,

•	the Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the notes of that series do not give the Trustee a direction inconsistent with the request.

However, these limitations do not apply to a suit by a holder of a note demanding payment of the principal, premium, if any, or interest on a note on or after the date the payment is due.

We will be required to furnish to the Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the Indenture and specifying all of our known defaults, if any.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee funds or government securities sufficient to make payments on the notes of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the Indenture, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the Indenture, and the related events of default will no longer apply to us, but some of our other obligations under the Indenture and the notes of that series, including our obligation to make payments on those notes, will survive (“covenant defeasance”).

If we legally defease a series of notes, the holders of the notes of the series affected will not be entitled to the benefits of the Indenture, except for:

•	the rights of holders of that series of notes to receive, solely from a trust fund, payments in respect of such notes when payments are due,

•	our obligation to register the transfer or exchange of the notes,

•	our obligation to replace mutilated, destroyed, lost or stolen notes, and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of notes notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Supplemental Indentures Not Requiring Consent of Holders

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee and the Guarantor without the consent of the holders of the notes in order to:

•	evidence the succession of another person to us, or successive successions, and the assumption of our covenants, agreements and obligations by the successor,

•	add to our covenants for the benefit of the holders of any series of notes or to surrender any of our rights or powers,

•	add any additional events of default for any series of notes for the benefit of the holders of any series of notes,

•	add to or change any provision of the Indenture to the extent necessary to issue notes in uncertificated form,

•

add to, change or eliminate any provision of the Indenture applying to one or more series of notes, provided that if such action adversely affects the interests of any holder of any series of notes in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon us by the Indenture,

•	establish the forms or terms of any series of notes,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor Trustees and to add to or change any provisions of the Indenture to the extent necessary to appoint a separate Trustee or Trustees for a specific series of notes,

•	correct any ambiguity, defect or inconsistency under the Indenture,

•

make other provisions with respect to matters or questions arising under the Indenture, provided that (i) in the case of any such cure, correction, supplement, matter, question, amendment or modification to (or which results in any change to) the guarantee, shall not adversely affect the interests of the holders of any notes then outstanding, and (ii) in all other cases, such action does not adversely affect the interests of the holders of any series of notes in any material respect,

•

supplement any provisions of the Indenture necessary to defease and discharge any series of notes, provided that such action does not adversely affect the interests of the holders of any series of notes in any material respect,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any notes are listed or traded,

•

add to, change or eliminate any provisions of the Indenture in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of notes in any material respect,

•

provide for the payment by us of additional amounts in respect of taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto, or

•	add guarantors with respect to the notes or release a guarantor from its obligations under its guarantee or the Indenture in accordance with the applicable provisions of the Indenture.

Supplemental Indentures Requiring Consent of Holders

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee and the Guarantor in order to add to, change or eliminate provisions of the Indenture or to modify the rights of the holders of one or more series of notes if we obtain the consent of the holders of a majority in principal amount of the outstanding notes of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding note affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•

except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduces the principal amount of, or any premium or rate of interest on, any note or make any changes to any guarantee that would adversely affect holders,

•	reduces the amount of principal of an original issue discount note or any other note payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any note,

•

reduces the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults of the Indenture,

•

makes certain modifications to the provisions for modification of the Indenture and for certain waivers, except to increase the principal amount of notes necessary to consent to any such change or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each outstanding note affected by such change,

•

makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable note or decreases the conversion or exchange rate or increases the conversion price of such note, unless such decrease or increase is permitted by the terms of such series of notes, or

•	changes the terms and conditions pursuant to which any series of notes are secured in a manner adverse to the holders of such notes in any material respect.

Satisfaction and Discharge

We may discharge our obligations under the Indenture while securities remain outstanding if (1) all outstanding notes issued under the Indenture have become due and payable, (2) all outstanding notes issued under the Indenture will become due and payable at their stated maturity within one year of the date of deposit or (3) all outstanding notes issued under the Indenture are scheduled for redemption in one year, and in each case, we have deposited with the Trustee an amount sufficient to pay and discharge all outstanding notes issued under the Indenture on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the Indenture.

The Trustee, Paying Agent and Security Registrar

The Bank of New York Mellon will be the trustee, paying agent and security registrar with respect to the notes and maintains various commercial and investment banking relationships with GE, GE Capital and with affiliates of GE and GE Capital. The Bank of New York Mellon acts as trustee, fiscal agent and paying agent under certain indentures and funding arrangements with GE, GE Capital and with affiliates of GE and GE Capital.

Governing Law

The Indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Listing

The exchange notes will not be listed on any securities exchange.

Exchanges and Transfers

Subject to the limitations described elsewhere in this prospectus, holders may present notes for exchange or for registration of transfer at the office of the Trustee, as security registrar. The Trustee will not charge a service charge for any exchange or registration of transfer of notes. However, the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange.

At any time we may designate additional transfer agents, rescind the designation of any transfer agent, or approve a change in the office of any transfer agent. However, we are required to maintain a transfer agent in each place of payment for the notes at all times.

Book-Entry System

The exchange notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The exchange notes initially will be issued in the form of one or more permanent global notes in fully registered, book-entry form (collectively, the “global notes”).

The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may be transferred by DTC, in whole and not in part, only to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Investors may elect to hold beneficial interests in the global notes through either DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the exchange notes represented by such global notes for all purposes under the indenture and the beneficial owners of the exchange notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the Trustee.

Except as provided below, owners of beneficial interests in a global note will not be entitled to have exchange notes registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the indenture. If DTC is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, or if we determine, subject to DTC’s procedures, that we will issue securities registered in the name of beneficial holders thereof, we will issue individual exchange notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the exchange notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual exchange notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the exchange notes in certificated form registered in its name. Exchange notes so issued in certificated form will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the exchange notes. The exchange notes will be issued as fully registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com, but such information is not a part of this prospectus.

Purchases of the exchange notes under the DTC system must be made by or through direct participants, which will receive a credit for the exchange notes on DTC’s records. The beneficial interest of each actual purchaser of each exchange note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the exchange notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in exchange notes, except in the event that use of the book-entry system for the exchange notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all exchange notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the exchange notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the exchange notes; DTC’s records reflect only the identity of the direct participants to whose accounts the exchange notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the exchange notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the exchange notes, such as redemptions, tenders, defaults and proposed amendments to the note documents. For example, beneficial owners of the exchange notes may wish to ascertain that the nominee holding the exchange notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the exchange notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the exchange notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the exchange notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the exchange notes in same-day funds to the Trustee and the Trustee is required to pay such amounts to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the Trustee, DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the Trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (together, the “U.S. Depositaries”). Beneficial interests in the global notes will be held in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including initial purchasers, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the initial purchasers of the outstanding notes or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the exchange notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the initial purchasers of the outstanding notes or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to exchange notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of GE, the Issuer or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of the exchange of outstanding notes for exchange notes. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary addresses only the U.S. federal income tax consequences applicable to holders of outstanding notes that acquired the outstanding notes at their initial offering for an amount of cash equal to their issue price and held the outstanding notes as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of outstanding notes for exchange notes.

This discussion is for general information purposes only, and is not intended to be and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations, the consequences under federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Outstanding Notes

The exchange of outstanding notes for exchange notes pursuant to the exchange offer is not expected to be a taxable exchange for U.S. federal income tax purposes. Holders of outstanding notes are not expected to realize any taxable gain or loss as a result of such exchange and are expected to have the same adjusted issue price, tax basis, and holding period in the exchange notes as they had in the outstanding notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the exchange notes are expected to be the same as those applicable to the outstanding notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than the expenses of counsel for the holders of the outstanding notes, commissions or concessions of any brokers or dealers and any transfer taxes relating to the sale or disposition of the outstanding notes or the exchange notes, and we will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters with respect to the validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements of GE as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

PROSPECTUS

GE CAPITAL FUNDING, LLC

Offer to Exchange
All Outstanding

$1,350,000,000 3.450% Notes due 2025
$1,000,000,000 4.050% Notes due 2027
$2,900,000,000 4.400% Notes due 2030
$750,000,000 4.550% Notes due 2032

Fully and unconditionally guaranteed by
GENERAL ELECTRIC COMPANY

For Newly Issued and Registered

$1,350,000,000 3.450% Notes due 2025
$1,000,000,000 4.050% Notes due 2027
$2,900,000,000 4.400% Notes due 2030
$750,000,000 4.550% Notes due 2032

Fully and unconditionally guaranteed by
GENERAL ELECTRIC COMPANY

 , 2021

PART II

Item 20.   Indemnification of Directors and Officers

General Electric Company

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by the director or officer in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Financial Services, for a retention amount and for co-insurance.

Section 6 of the Restated Certificate of Incorporation, as amended, of GE provides, in part, as follows:

“A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.”

Article XI of the By-Laws, as amended, of GE provides, in part, as follows:

A.	GE shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of GE (hereinafter, a “director” or “officer”) and who is or
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was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (including any appeal therein), whether civil, criminal, administrative, investigative, legislative or otherwise (hereinafter, a “proceeding”), including an action by or in the right of GE to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of GE, by reason of the fact that he or she is or was or has agreed to become a director or officer of GE, or, while a director or officer of GE, is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys fees (hereinafter, “expenses”), incurred in connection with such proceeding, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the foregoing, except as provided in Section E with respect to a suit to enforce rights to indemnification or advancement of expenses under this Article XI, GE shall be required to indemnify a director or officer under this Section A in connection with any suit (or part thereof) initiated by such person only if such suit (or part thereof) was authorized by the GE Board of Directors.

B.	In addition to the right to indemnification conferred by Section A, a director or officer of GE shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, also have the right to be paid by GE the expenses incurred in defending any proceeding in advance of the final disposition of such proceeding upon delivery to GE of an undertaking by or on behalf of such person to repay any amounts so advanced if (i) such person is ultimately found, under the procedure set forth in Section C or by a court of competent jurisdiction, not to be entitled to indemnification under this Article XI or otherwise, or (ii) where indemnification is granted, to the extent the expenses so advanced by GE exceed the indemnification to which such person is entitled.

C.	To receive indemnification under Section A, a director or officer of GE shall submit to GE a written request, which shall include documentation or information that is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person Upon receipt by GE of a written request for indemnification, if required by the New York Business Corporation Law, a determination with respect to the request shall be made (i) by the GE Board of Directors, acting by a quorum consisting of directors who are not parties to the proceeding upon a finding that the director or officer has met the applicable standard of conduct set forth in the New York Business Corporation Law, or (ii) if a quorum of such disinterested directors is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the GE Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the New York Business Corporation Law or by the shareholders upon a finding that such person has met such standard of conduct. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within 90 days after a written request for indemnification has been received by GE. Upon making a request for indemnification, a director or officer shall be presumed to be entitled to indemnification and the burden of establishing that a director or officer is not entitled to indemnification under this Article XI or otherwise shall be on GE.

D.	To receive an advancement of expenses under Section B, a director or officer shall submit to GE a written request, which shall reasonably evidence the expenses incurred by such person and shall include the undertaking required by Section B. Expenses shall be paid in full within 30 days after a written request for advancement has been received by GE.

E.	If a claim for indemnification or advancement of expenses is not paid in full by GE or on its behalf within the time frames specified in Section C or D, as applicable, a director or officer of GE may at any time thereafter bring suit against GE in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by GE to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a director or officer of GE to enforce a right to indemnification or advancement of expenses under this Article XI, or brought by GE to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on GE.

F.	Notwithstanding any other provision of this Article XI, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, a director or officer of GE shall be entitled to indemnification against all expenses incurred by such person or on such person’s behalf if such person appears as a witness or otherwise incurs legal expenses as a result of or related to such person’s service (i) as a director or officer of GE, or (ii) while a director or officer of GE, at any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has
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served or has agreed to serve in any capacity at the request of GE, in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding to which such person neither is, nor is threatened to be made, a party.

G.	GE may, to the extent authorized from time to time by the GE Board of Directors, or by a committee comprised of members of the GE Board of Directors or members of management as the GE Board of Directors may designate for such purpose, provide indemnification to employees or agents of GE who are not officers or directors of GE with such scope and effect as determined by the GE Board of Directors, or such committee.

H.	GE may indemnify any person to whom GE is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the advancement of expenses authorized by this Section H shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

I.	The rights conferred by this Article XI shall be contract rights and shall vest at the time a person agrees to become a director or officer of GE. Such rights shall continue as to a person who has ceased to be a director or officer of GE and shall extend to the heirs and legal representatives of such person. Any repeal or modification of the provisions of this Article XI shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification.

J.	If any provision of this Article XI is held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including without limitation, all portions of any section of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, all portions of any section of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

K.	This Article XI may be amended, modified or repealed either by action of the GE Board of Directors or by the vote of the shareholders.

GE has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

In addition, GE has entered into indemnification agreements with each of its directors. Under these indemnification agreements, GE agrees to indemnify its directors for all expenses related to any action, suit, arbitration, or investigation (among other proceedings, as defined therein) and to advance expenses in advance of such matters’ final disposition. The right to indemnification and advancement is limited to the extent expressly prohibited by law, to the extent the expenses are covered by other sources (such as insurance or another indemnity clause, among others), or in connection with an action, suit or proceeding, or portion thereof, voluntarily initiated by the director, subject to certain exceptions.

GE Capital Funding, LLC

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 16 of the Limited Liability Company Agreement of GE Capital Funding (the “LLC Agreement”) provides, in part, as follows:

A.	No member, officer, manager, employee or agent of GE Capital Funding and no employee, representative, agent or affiliate of any member (collectively, the “covered persons”) shall be liable to GE Capital Funding or any other person who is bound by the LLC Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such covered person in good faith on behalf of GE Capital Funding and in a manner reasonably believed to be within the scope of
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the authority conferred on such covered person by the LLC Agreement, except that a covered person shall be liable for any such loss, damage or claim incurred by reason of such covered person’s willful misconduct.

B.	To the fullest extent permitted by applicable law, a covered person shall be entitled to indemnification from GE Capital Funding for any loss, damage or claim incurred by such covered person by reason of any act or omission performed or omitted by such covered person in good faith on behalf of GE Capital Funding and in a manner reasonably believed to be within the scope of the authority conferred on such covered person by the LLC Agreement, except that no covered person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such covered person by reason of such covered person’s willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of GE Capital Funding assets only, and no member shall have personal liability on account thereof.

C.	To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a covered person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by GE Capital Funding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by GE Capital Funding of an undertaking by or on behalf of the covered person to repay such amount if it shall be determined that the covered person is not entitled to be indemnified as authorized in this Section 16.

D.	A Covered person shall be fully protected in relying in good faith upon the records of GE Capital Funding and upon such information, opinions, reports or statements presented to GE Capital Funding by any Person as to matters the covered person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of GE Capital Funding , including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the members might properly be paid.

E.	To the extent that, at law or in equity, a covered person has duties (including fiduciary duties) and liabilities relating thereto to GE Capital Funding or to any other covered person, a covered person acting under the LLC Agreement shall not be liable to GE Capital Funding or to any other covered person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by GE Capital Funding or any other covered person. The provisions of the LLC Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered person to GE Capital Funding or its members otherwise existing at law or in equity, are agreed by the members to replace such other duties and liabilities of such covered person.

F.	The foregoing provisions of this Section 16 shall survive any termination of the LLC Agreement.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	The Restated Certificate of Incorporation of General Electric Company (Incorporated by reference to Exhibit 3(i) to General Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (Commission file number 001-00035)).

3.2	Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 to General Electric’s Current Report on Form 8-K, dated December 3, 2015 (Commission file number 001-00035)).

3.3	Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 to General Electric’s Current Report on Form 8-K, dated January 20, 2016 (Commission file number 001-00035)).

3.4	Certificate of Change of General Electric Company (Incorporated by reference to Exhibit 3.1 to General Electric’s Current Report on Form 8-K, dated September 1, 2016 (Commission file number 001-00035)).

3.5	Certificate of Amendment, dated May 13, 2019 (Incorporated by reference to Exhibit 3.1 to General Electric’s Current Report on Form 8-K, dated May 13, 2019 (Commission file number 001-00035)).

3.6	Certificate of Change of General Electric Company (Incorporated by reference to Exhibit 3.1 to General Electric’s Current Report on Form 8-K, dated December 9, 2019 (Commission file number 001-00035))

3.7	The By-Laws of General Electric Company, as amended on May 13, 2019 (Incorporated by reference to Exhibit 3.2 to General Electric’s Current Report on Form 8-K dated May 13, 2019 (Commission file number 001-00035)).

3.8*	The Certificate of Formation of GE Capital Funding, LLC, dated as of April 24, 2020.

3.9*	The Limited Liability Company Agreement of GE Capital Funding, LLC, dated as of April 24, 2020.

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Exhibit No.	Description
4.1	Indenture, dated as of May 18, 2020, among GE Capital Funding, LLC, as issuer, General Electric Company, as guarantor, and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.2	Company Order and Officer’s Certificate pursuant to the Indenture – 3.450% Notes due 2025, dated as of May 18, 2020 (Incorporated by reference to Exhibit 4.2 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.3	Company Order and Officer’s Certificate pursuant to the Indenture – 4.050% Notes due 2027, dated as of May 18, 2020 (Incorporated by reference to Exhibit 4.3 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.4	Company Order and Officer’s Certificate pursuant to the Indenture – 4.400% Notes due 2030, dated as of May 18, 2020 (Incorporated by reference to Exhibit 4.4 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.5	Company Order and Officer’s Certificate pursuant to the Indenture – 4.400% Notes due 2030, dated as of June 15, 2020 (Incorporated by reference to Exhibit 4.4 to General Electric’s Current Report on Form 8-K filed on June 16, 2020 (Commission file number 001-00035)).

4.6	Company Order and Officer’s Certificate pursuant to the Indenture – 4.550% Notes due 2032, dated as of May 18, 2020 (Incorporated by reference to Exhibit 4.5 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.7	Forms of 3.450% Notes due 2025, 4.050% Notes due 2027, 4.400% Notes due 2030 and 4.550% Notes due 2032 (Incorporated by reference to Exhibit 4.6 to General Electric’s Current Report on Form 8-K filed on May 18, 2020 (Commission file number 001-00035)).

4.8*	Registration Rights Agreement, dated as of May 18, 2020, among GE Capital Funding, LLC, General Electric Company and BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC.

4.9*	Registration Rights Agreement, dated as of June 15, 2020, between GE Capital Funding, LLC, General Electric Company and Morgan Stanley & Co. LLC.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

22	List of Subsidiary Guarantors and Issuers of Guaranteed Securities (Incorporated by reference to Exhibit 22 to General Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission file number 001-00035)).

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee, The Bank of New York Mellon, on Form T-1 with respect to the Indenture, dated as of May 18, 2020.

99.1*	Form of Letter of Transmittal.

* Filed herewith.

Item 22. Undertakings

Each of the undersigned registrants hereby undertakes:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter

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has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on February 12, 2021.

GENERAL ELECTRIC COMPANY

By:	/s/ Thomas S. Timko
Name: Thomas S. Timko
Title: Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	February 12, 2021
H. Lawrence Culp, Jr.

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2021
Carolina Dybeck Happe

*	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	February 12, 2021
Thomas S. Timko

*	Director	February 12, 2021
Sébastien M. Bazin

*	Director	February 12, 2021
Ashton Carter

*	Director	February 12, 2021
Francisco D’Souza

*	Director	February 12, 2021
Edward P. Garden

*	Director	February 12, 2021
Thomas W. Horton

*	Director	February 12, 2021
Risa Lavizzo-Mourey

*	Director	February 12, 2021
Catherine Lesjak

*	Director	February 12, 2021
Paula Rosput Reynolds

*	Director	February 12, 2021
Leslie F. Seidman

*	Director	February 12, 2021
James S. Tisch

Signature	Title	Date

/s/ Christoph A. Pereira	As Attorney-In-Fact for the individuals noted above with an asterisk.	February 12, 2021
Christoph A. Pereira

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on February 12, 2021.

GE CAPITAL FUNDING, LLC

By:	/s/ Michael Taets
Name: Michael Taets
Title: President and Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Taets	President and Sole Manager (Principal Executive Officer)	February 12, 2021
Michael Taets

/s/ Robert Giglietti	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2021
Robert Giglietti